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FROM: [underwriter][personal identifying information redacted]
SENT: Monday, November 21, 2005 5:45 PM
TO: [investor][personal identifying information redacted]
SUBJECT: PWR10 APPENDIX C - MULTI

[personal identifying information redacted],

Let us know if this is sufficient information.

thx

[personal identifying information redacted]

Per accounting tape

Sterling University Brook - Sponsor is Place Properties, L.P. and Borrower is
Huntsville Place, LP Sterling University Glen - Sponsor is Place Properties,
L.P. and Borrower Bloomington Place, LLC Sterling University Plaza - Sponsor
Place Properties, L.P. and Borrower is Normal Place, LLC

Per Prudential: Place Properties is the owner - Cecil Philips is the President
CEO& Robert E Clarke is the CEO -

 -----Original Message-----
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FROM: [investor][personal identifying information redacted]
SENT: Monday, November 21, 2005 12:54 PM
TO: [underwriter][personal identifying information redacted]
SUBJECT: Re: Fw: PWR10 APPENDIX C - MULTI

Who owns (borrower and sponsor) the three properties entitled "Sterling
University......." ?

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[personal identifying information redacted]